EXHIBIT 11

                           GATEWAY  BANCSHARES,  INC.
        CONSOLIDATED  STATEMENT  RE  COMPUTATION  OF  EARNINGS  PER SHARE
                                   (unaudited)


The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month periods ended March 31, 2003 and 2002.



                                                      Three Months Ended
                                                     ----------------------
                                                     March 31,   March 31,
                                                        2003        2002
                                                     ----------  ----------
Basic net income                                     $  391,181  $  285,749
                                                     ==========  ==========

Basic earnings on common shares                      $  391,181  $  285,749
                                                     ==========  ==========

Weighted average common shares outstanding, basic       681,758     681,577
                                                     ==========  ==========

Basic earnings per common share                      $     0.57  $     0.42
                                                     ==========  ==========

Basic net income per common share                    $     0.57  $     0.42
                                                     ==========  ==========

Diluted net income                                   $  391,181  $  285,749
                                                     ==========  ==========

Diluted earnings on common shares                    $  391,181  $  285,749
                                                     ==========  ==========

Weighted average common shares outstanding, diluted     695,116     688,846
                                                     ==========  ==========

Diluted earnings per common share                    $     0.56  $     0.41
                                                     ==========  ==========

Diluted net income per common share                  $     0.56  $     0.41
                                                     ==========  ==========


                                      -19-
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